                                                                    Exhibit 10.8

July 1, 1998

Dr. Colin Dykes
Common Farm (next to #11)
Common Road
Langford, Bedfordshire, UK SG18 9SA

Dear Colin:

This letter agreement (the "Agreement") affirms the terms and conditions of your employment by VARIAGENICS, INC. ("VARIAGENICS" or the "Company"). This Agreement will be effective immediately upon receipt of appropriate visas for employment in the United States ("Effective Date"), and, together with an Invention and Non-Disclosure Agreement and a Stock Option Agreement, will constitute the entire agreement as to your employment by VARIAGENICS and supersedes any prior agreements or understandings, either written or oral.

1.    Position

(a) Your position within the Company will be Vice President, Genomics reporting to the President and CEO. The President and CEO will determine the duties of this position. Initially your role and responsibilities will include:

      (i) You will be responsible for establishing VARIAGENICS as the leader in the discovery of genetic variation as well as the application of genetic variation to drug development through new molecular genetic methods, population genetics, and quantitative genetics.
      (ii) You will be an Officer of the Company and a member of the Executive Management Team.
      (iii) You will be responsible for working with the Company's Principal Scientific Advisors, President & CEO, and Board of Directors to develop an Operating Plan for Genomics that is coordinated with the Company's Business Development function and programs in Chemical Biology and Clinical Pharmacogenomics. It is currently expected that the Company will hire a leader of the Chemical Biology function at the Vice President level.
      (iv) Initially, your direct reports will include Andrew Ferrie, Director Variance Detection and Mark Adams, Ph.D. Director of Bioinformatics as well as members of the genomic methods development teams. We will discuss the reporting structure for Patrice Rioux, M.D., Ph.D. Clinical Director, Pharmacogenomics and Vincent Stanton, M.D., Vice President, Discovery Research in the future.
      (v) You will be responsible, together with the Director of Operations and your line managers, for the hiring and performance of a team of outstanding directors and scientists capable of achieving the Company's technical goals.
      (vi) You will be responsible for overseeing the Company's consultants in the area of genomics as well as contract research with selected academic or industrial groups.

Colin Dykes
July 1, 1998
Page 2


              We do not maintain a formal "Scientific Advisory Board", but have focus groups of leading academics advisors for different areas of the Company.
      (vii) You will be expected to have an active role, with the Business Development function, in identifying opportunities for corporate alliances and successfully negotiating such alliances. You will be primarily responsible for successfully executing the (genomic) research plans associated with such alliances.
      (viii) You will be encouraged to continue to cultivate recognition for the Company, and yourself personally, as an opinion leader in genomics and pharmacogenomics through presentations at appropriate scientific and business meetings and through appropriate publications in leading scientific or industry venues.

(b) Your responsibilities, position, and location are subject to change at the discretion of the Company, but will continue to be consistent with the position of Vice President.

(c) During your employment with the Company, you will devote your full business time and energies to the business and affairs of the Company, and not undertake any other employment or accept financial remuneration from any person or entity in the biotechnology industry, without express written consent by the President and CEO.

(d) It is expected that within twelve (12) months of the Effective Date, you and your family will assume residence in the Boston, Massachusetts area.

2.    Compensation / Benefits

(a) Your salary will initially be $200,000/year which will be reviewed at least annually by the Compensation Committee of the Board of Directors.

(b) The Company will pay you a signing bonus of $25,000 one year after the Effective Date, a portion of which will include payments by directly by the Company for personal travel between the UK and US within this year.

(c) The Company, with the presentation of actual and appropriate receipts, will reimburse you for all reasonable and customary moving expenses to the Boston area for services performed within one year of your Start Date up to $25,000. This reimbursement will include all routine and customary closing costs for purchase of a home in the Boston area including up to 2 points towards securing a loan for such a property. The documentation for each such expense must be submitted within one year of signing this Agreement.

(d) You will be eligible for performance-based bonuses at the sole discretion of the Compensation Committee and the Board of Directors.

Colin Dykes
July 1, 1998
Page 3


(e) You will be entitled to purchase 70,000 shares of the Company's Common Stock at $1.00/share vesting over five years pursuant to a Stock Option Agreement. Of this amount, 20% will be vested one year after your Start Date with the remaining amount vesting at a rate of 1/60/month for the subsequent 48 months. You will be eligible to receive additional stock option grants as may be recommended by the Compensation Committee of the Board of Directors at its sole discretion.

(f) The Company will assume the expenses, and will make all reasonable efforts to procure visas that will enable you to be employed pursuant to this Agreement and for your wife to be employed in the U.S. Any expenses incurred by you in this regard will be reimbursed only if approved in advance by the Company.

(g) As the Effective Date of this Agreement, you initially will be eligible to participate in all of the benefits offered to employees of the Company as outlined in the attached materials. Currently, the Company provides benefits including: (i) comprehensive health insurance, (ii) dental insurance, (iii) life insurance, (iv) short term disability insurance, (v) long term disability insurance, (vi) free parking near the Company or a T pass. The Company will provide you with three (3) weeks of paid vacation leave each year commencing with your Start Date. In addition, you will be entitled to six (6) paid Company holidays per year and five (4) paid floating holidays per year. The Company retains the right to change, add or cease any particular benefit at any time with or without advance notice, but you will be afforded the same benefits while employed as other senior executives at the Company.

(h) The Company shall reimburse you for all reasonable and necessary expenses incurred or paid by you in connection with, or related to, the performance of services to the Company under this Agreement, in accordance with Company policies in effect from time to time.

3.    Term

(a) Your employment shall have an Initial Term ("Initial Term") of one year, beginning September 1, 1998 ("Start Date"), and ending August 31, 1999, unless terminated earlier as specified below in Section 4. This Agreement shall be automatically extended for an additional one (1) year term at the expiration of the Initial Term unless either party provides no less than thirty (30) days advance written notice of its intent not to extend.

(b) If the Company is unable to procure visas necessary for your employment pursuant to this Agreement by November 1, 1998, the Company will have no further obligations to you under this Agreement, including, without limitation, no obligation to provide you with employment, salary, or benefits, and you shall continue to be bound only by the terms of the Invention and Non-disclosure Agreement, the Anti-piracy covenants set forth in paragraph 6, and the covenants of paragraph 8 and paragraph 9. Notwithstanding the

Colin Dykes
July 1, 1998
Page 4


      foregoing, the Company will provide you with reimbursements for expenses incurred by you pursuant to paragraph 2(b), 2(f), and 2(h).

4.    Early Termination and Compensation Upon Early Termination

(a) You shall have the right to terminate the employment relationship at any time during the Initial Term of this Agreement, and during any subsequent extensions thereof, with or without "Good Reason" (which shall mean the breach of any material term of this Agreement by the Company, which breach is not cured within twenty (20) business days after written notice by you to the Company), and with or without advance notice.
      (i) If you voluntarily leave the Company without Good Reason at any time, you will have no right to future compensation and no compensation shall be due to you for any period beyond the effective date of termination.
      (ii) If you voluntarily leave the Company with Good Reason at any time, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with equivalent benefits, excluding parking or transportation, or, at its option, reimbursement for the cost of equivalent benefits, for a period of six (6) months from your last day of employment, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5, the anti-piracy covenants set forth in paragraph 6, and with your obligations under your Invention and Non-Disclosure Agreement.

(b) The Company shall have the right to terminate the employment relationship at any time during the Initial Term of this Agreement, and during any subsequent extensions thereof, with or without cause and with or without advance notice.
      (i) If your employment is terminated by the Company without Cause, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with equivalent benefits, excluding parking or transportation, for a period of six (6) months from the date it informs you of its intention to terminate your employment, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5, the anti-piracy covenants set forth in paragraph 6, and your obligations under your Invention and Non-Disclosure Agreement.
      (ii) If your employment is terminated by the Company for Cause at any time, no compensation shall be due to you for any period beyond the effective date of termination. "Cause" shall mean the breach of the terms of this Agreement (which breach is not cured within ten (10) days subsequent to written notice by the Company), commission of any crime or embezzlement or other acts of dishonesty against the financial or business interests of the Company, the use or possession of illegal drugs, the willful refusal to perform your duties (which is not cured within ten (10) days subsequent to written notice by the Company), and any other

Colin Dykes
July 1, 1998
Page 5


            conduct or circumstance that constitutes cause as that term has been defined by Massachusetts common law. If your employment is terminated by the Company for Cause pursuant to this paragraph, you will remain subject to the non-competition and non-solicitation covenants set forth in paragraph 5 and the anti-piracy covenants set forth in paragraph 6.

5.    Non-competition / Non-solicitation

The provisions contained in this paragraph will apply during the entire term of your employment, and, in the event that your employment is terminated early pursuant to paragraph 4, these provisions will apply for a period of six (6) months following this early termination.

(a) During the applicable time period described above, you shall not: (i) be associated as an employee, agent, advisor, servant, owner, partner, consultant, independent contractor or representative, or in any other capacity whatsoever with any person, partnership, corporation, business organization or other entity (without the prior written consent of the Company) which directly or indirectly competes with the Company's business (a "Competing Business"); (ii) canvass, solicit or accept any business from any of the Company's current or former clients; (iii) own any interest in a Competing Business, provided, however, that the foregoing shall not prohibit you from owning not more than one per cent (1%) of the outstanding shares of a public company traded on a national stock exchange; or (iv) assist others to open or operate a Competing Business.

(b) Should you violate any provision of paragraph 5(a), the Company, in addition to all other legal remedies, will have no obligation to continue any payments, salary or benefits pursuant to paragraph 4 or otherwise.

6.    Anti-Piracy of Employees

(a) For a period of twelve (12) months commencing on your last day of employment pursuant to this Agreement, you shall not, directly or indirectly, entice, solicit or encourage any Company employee to leave the employ of the Company, and shall not directly or indirectly, be involved in the recruitment of any Company employee to become associated with any other entity.

(b) Should you violate any provision of paragraph 6(a), the Company, in addition to all other legal remedies, will have no obligation to continue any payments, salary or benefits pursuant to paragraph 4 or otherwise.

7.    Workplace

Colin Dykes
July 1, 1998
Page 6


The Company considers the safety and quality of the workplace to be very important. You are expected to be familiar with and abide by the Company's safety policies. You are expected to contribute to creating a working environment that is both conducive to fostering the business objectives of the Company and in which respect for the rights and dignity of all individuals is maintained.

8.    Choice of Law; Enforceability

You acknowledge that the Company's business is based out of and directed from the Commonwealth of Massachusetts. You also acknowledge that during the course of your employment with the Company you will have substantial contacts with Massachusetts. This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts, shall take effect as an instrument under seal within Massachusetts, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach or its formation, shall be commenced in Massachusetts in a court of competent jurisdiction. Both parties further acknowledge that venue shall exclusively lie in Massachusetts and that material witnesses and documents would be located in Massachusetts.

9.    Miscellaneous

(a) You acknowledge and agree that should you be promoted or reassigned to functions other than your present functions, the terms of this Agreement and the other agreements incorporated herein shall continue to apply with full force.

(b) Should any provision or term of this Agreement be held to be invalid, illegal or unenforceable, in whole or part, such invalidity, illegality, or unenforceabihity shall not affect the validity, legality or enforceability of any other provision of this Agreement, and to the extent permissible by law, the parties agree that a court shall have the power to amend such specific provision so that it can be enforced to the fullest extent permissible by law.

(c) No amendment, waiver or revocation of this Agreement of any kind shall be effective unless supported by a written instrument executed by you and an authorized officer of the Company.

(d) This offer of employment is conditioned upon execution of an Invention and Non-disclosure Agreement substantially in the form attached.

(e) You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this

Colin Dykes
July 1, 1998
Page 7


      Agreement. You further acknowledge that you fully understand its terms and have voluntarily executed this Agreement.

Kindly acknowledge your acceptance of this Agreement by signing both copies of this letter where indicated and returning one to my attention.


WITNESS: VARIAGENICS, INC.


Date:       7/1/98                              By: /s/ Fred D. Ledley, M.D.
      -------------------------                     ----------------------------
                                                Fred D. Ledley, M.D.
                                                President & CEO

By Employee:


Date:       7/3/98                              By: /s/ Colin W. Dykes, M.D.
      -------------------------                     ----------------------------
                                                Colin Dykes, Ph.D.

                                VARIAGENICS, INC.

                                    Exhibit B

                     INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made between VARIAGENICS, INC., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and Colin W. Dykes (the "Employee"). In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.    Proprietary Information.

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of: (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.    Developments.

(a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.    Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in
Exhibit 1 to this Agreement or in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or which would restrict his/her ability to accept employment or perform work for the Company. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.    United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.    Employment Status.

The Employee understand that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6.    Miscellaneous.

(a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

(d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT ANT) UNDERSTANDS AM) AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS:

VARIAGENICS, INC.


Date:   7/22/98                           By:  /s/ Fred D. Ledley, M.D.
      -------------                            ------------------------
                                               Fred D. Ledley, M.D.
                                               President & CEO


By Employee:                              By:  /s/ Colin W. Dykes, Ph.D.
                                               -------------------------
                                               Colin W. Dykes, Ph.D.
Date:   7/22/98
     --------------

                                VARIAGENICS, INC.

                                    EXHIBIT 1

                     INVENTION AND NON-DISCLOSURE AGREEMENT

                                Other Agreements

Pursuant to section 3 of this Agreement, the following is a list of pertinent agreements between the Employee and previous employers or other parties:


          |_|  None

          |_|  As shown below


By:  VARIAGENICS, INC.:                   By:  Employee:


/s/ Fred D Ledley, M.D.                        By: /s/ Colin W. Dykes, Ph.D.
    ----------------------------                   -------------------------
President & CEO                                Colin W. Dykes, Ph.D.

Dated: ______________________             Dated:______________________